Post-Qualification Offering Circular Amendment No. 3

File No. 024-10758

Explanatory Note

            This Amendment No. 3 to the offering statement (File No. 024-10758) (the “Offering Statement”) of Groundfloor Finance Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) is filed for the limited purpose of attaching the consent of the Company’s independent auditors dated as of April 6, 2018 regarding the inclusion of the report dated March 1, 2018 with respect to the Company’s consolidated financial statements as of December 31, 2017 and 2016 and for the years then ended, as Exhibit 11.1 to the Offering Statement.

            Except as set forth herein in this Amendment No. 3, no changes are made to the Company’s previous filings with respect to the Offering Statement.

PART III - EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No	Exhibit	Filing Date
11.1	Consent of Hughes Pitman & Gupton, LLP	X